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                                                                    EXHIBIT 2(B)

                                 AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER



         This Amendment No.1 (the "Amendment No. 1") is made this ______ day of August, 1998, by and among SecurityBank Texas, a Texas banking corporation (the "Bank"), SouthTrust Bank of Texas, a Texas banking corporation ("ST-Bank Texas"), SouthTrust of Alabama, Inc., an Alabama corporation and a wholly-owned subsidiary of SouthTrust (as defined herein)("ST-Sub"), SouthTrust Corporation, a Delaware corporation ("SouthTrust"), and SouthTrust Bank, National Association, a national banking association ("ST-Bank").

         WHEREAS, effective July 14, 1998, the Bank, ST-Bank Texas, ST-Sub and SouthTrust executed an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which ST-Sub will acquire the assets and business of the Bank in exchange for shares of common stock of SouthTrust, in a transaction that qualifies as a reorganization pursuant to Section 368(a)(1)(C) of the Internal Revenue Code of 1986 (the "Code");

         WHEREAS, ST-Sub desired to effect the acquisition through its wholly-owned subsidiary, ST-Bank Texas, by causing the Bank to be merged with and into ST-Bank Texas;

         WHEREAS, now ST-Sub wishes to effect the acquisition through its wholly-owned subsidiary, ST-Bank; and

         WHEREAS, the Bank, ST-Bank Texas, ST-Sub and SouthTrust wish to amend the Merger Agreement, as set forth herein;

         NOW, THEREFORE, in consideration of the premises and mutual covenants, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Amendment to Defined Term "ST-Bank". The Merger Agreement is hereby amended by deleting "SouthTrust Bank of Texas, a Texas banking corporation" from the first sentence of page 1 of the Merger Agreement and inserting in its place and stead "SouthTrust Bank, National Association, a national banking association".


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                  2. Amendment to Section 1.1. The Merger Agreement is hereby amended by deleting the first and second sentences of Section 1.1 therein and inserting in their place and stead the following:

                  "Subject to the provisions hereof, the Bank shall be merged with and into ST-Bank (which has heretofore and shall hereinafter be referred to as the "Merger") pursuant to 12 U.S.C.A. ss. ss. 215a-1 and 1831u and ST-Bank shall be the surviving corporation (sometimes hereinafter referred to as "Surviving Corporation" when reference is made to it after the Effective Time of the Merger (as defined below)). The Merger shall become effective on the date and at the time on which the Merger is deemed effective by the Office of the Comptroller of the Currency (the "OCC") (such time is hereinafter referred to as the "Effective Time of the Merger")."

         3. Amendment to Section 1.1. The Merger Agreement is hereby amended by inserting the following at the end of Section 1.1:

                  "(b) The main office of the Bank is located at 1521 North Cooper, Arlington, Texas. The main office of ST-Bank is located at Birmingham, Alabama.

                  (c) The proposed main office of the Surviving Corporation shall be located at Birmingham, Alabama. The branch offices of the Surviving Corporation shall be the existing branch offices of ST-Bank and the existing main and branch offices of the Bank.

                  (d) As of March 31, 1998, ST-Bank had total capital stock of $9,006,600 divided into 1,020,000 shares of Common Stock, par value $8.83 per share ("ST-Bank Shares"). As of March 31, 1998, the Bank had total capital stock of $1,220,000 divided into 330,000 shares of authorized Common Stock, par value $4.00, of which 305,000 are issued and outstanding and of which none are held as treasury stock.

                  (e) After the Effective Time of the Merger, the Surviving Corporation shall have total capital stock of $9,006,600 divided into 1,020,000 shares of ST-Bank Shares, authorized, 1,020,000 shares of which shall be issued and outstanding and no shares of which shall be held as treasury stock.

                  (f)      The Surviving Corporation shall have trust powers."

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         4. Amendment to Section 1.2. The Merger Agreement is hereby amended by deleting the second and third sentences of Section 1.2 therein and inserting in their place and stead the following:

                  "The Articles of Association and the Bylaws of ST-Bank, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger, shall be the Articles of Association and the Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the United States of America and shall thereupon and thereafter possess all other privileges, immunities and franchises of a private, as well as of a public nature, of each of the constituent corporations."


         5. Amendment to Section 1.4. The Merger Agreement is hereby amended by deleting Section 1.4 therein in its entirety and inserting in its place and stead the following:

                  "From and after the Effective Time of the Merger, until replaced pursuant to applicable laws and under the provisions of the Articles of Association and Bylaws of the Surviving Corporation, the persons who shall serve as directors and executive officers, as the case may be, of the Surviving Corporation shall be those persons who are serving in such capacity in ST-Bank immediately prior to the Effective Time of the Merger, and such additional persons as SouthTrust, ST-Sub or ST-Bank may, at or prior to the Effective Time of the Merger, designate in writing."

         6. Amendment to Section 2.1(c). The Merger Agreement is hereby amended by deleting Section 2.1(c) therein in its entirety and inserting in its place and stead the following:

                  "Subject to the terms and upon the conditions of this Agreement, including, without limitation, Section 2.2 of this Agreement and the ST-Bank Shares excluded in (a) above, each ST-Bank Share issued and outstanding immediately prior to the Effective Time of Merger shall remain outstanding and unchanged after the Merger and shall thereafter constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation."

         7. Amendment to Section 3.7. The Merger Agreement is hereby amended by deleting Section 3.7 therein in its entirety and inserting in its place and stead the following:

                  "Except for (i) the approval of this Agreement and the transactions

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                  contemplated hereby by the shareholders of the Bank; (ii) the
                  Consents of the Regulatory Authorities; (iii) the approval of this Agreement by sole shareholder of ST-Bank; and (iv) as set forth in DISCLOSURE SCHEDULE 3.7, no Consents of any person are necessary in connection with the execution and delivery by the Bank of this Agreement and the consummation by the Bank of the Merger and the other transactions contemplated hereby."

         8. Amendment to Section 4.9. The Merger Agreement is hereby amended by deleting Section 4.9 therein in its entirety and inserting in its place and stead the following:

                  "Except for (i) the Consents of the Regulatory Authorities;
                  (ii) the approval of this Agreement by the respective shareholders of ST- Bank and the Bank; and (iii) as set forth on DISCLOSURE SCHEDULE 4.9, no Consents of any person are necessary in connection with the execution and delivery by SouthTrust and ST-Bank and the consummation of the Merger and the other transactions contemplated hereby."

         9. Amendment to Section 4.2. The Merger Agreement is hereby amended by deleting Section 4.2 therein in its entirety and inserting in its place and stead the following:

                  "(a) ST-Bank is a corporation duly organized, validly existing and in good standing under the laws of the United States of America. ST- Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and ST- Bank is, or as of the Effective Time of the Merger will be, licensed or qualified to do business in each jurisdiction in which the nature of the business now conducted, or as proposed to be conducted pursuant to this Agreement, by ST-Bank, or the character or location of the properties and assets now owned or leased, or as proposed to be owned or leased pursuant to this Agreement, by ST-Bank makes such licensing or qualification necessary, except where the failure to be so licensed or qualified (or steps necessary to cure such failure) would not have a Material Adverse Effect on ST-Bank. True and correct copies of the Articles of Association and the Bylaws of ST-Bank, each as amended as of the date hereof, have been delivered to the Bank.

                  (b) ST-Bank has, or as of the Effective Time of the Merger will have, in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licences necessary for it to own or lease its properties and assets now owned or leased or to be owned or leased pursuant to this Agreement and to carry out its business as now conducted, or as proposed to be conducted pursuant to this Agreement, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on ST-Bank."


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         10. Amendment to Section 4.4. The Merger Agreement shall be amended by deleting clause (i) of Section 4.4 therein in its entirety and inserting in its place and stead the following:

                  "violate any provision of the Restated Certificate of Incorporation or Bylaws of SouthTrust, the Certificate of Incorporation or Bylaws of ST-Sub or the Articles of Association or Bylaws of ST-Bank or,".

         11. Capitalized terms not defined herein shall have the meanings assigned to them in the Merger Agreement.

         12. Except as expressly amended herein, all other terms and conditions of the Merger Agreement shall remain in full force and effect.


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                  IN WITNESS WHEREOF, the parties hereby have caused this
Amendment No. 1 to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Amendment No. 1 to be dated as of the day and year first above written.


[CORPORATE SEAL]                            SECURITYBANK TEXAS


                                        By:
                                           -------------------------------------
                                        Name:  Morrie B. Minshew
                                        Its: Chairman

ATTEST:


By:
   ----------------------------
Name:
     --------------------------
Its
   ----------------------------

[CORPORATE SEAL]


                                            SOUTHTRUST BANK OF TEXAS


                                        By:
                                           -------------------------------------
                                        Name:  John D. Buchanan
                                        Its:  Vice President

ATTEST:


By:
   ---------------------------
Name:  William L. Prater
Its:  Assistant Secretary



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[CORPORATE SEAL]


                                                 SOUTHTRUST CORPORATION


                                           By:
                                              ----------------------------------
                                           Name:  John D. Buchanan
                                           Its:  Senior Vice President

ATTEST:


By:
   ---------------------------
Name:  William L. Prater
Its:  Assistant Secretary


[CORPORATE SEAL]



                                                 SOUTHTRUST OF ALABAMA, INC.


                                           By:
                                              ----------------------------------
                                           Name:  John D. Buchanan
                                           Its:  Vice President

ATTEST:


By:
   ---------------------------
Name:  William L. Prater
Its:  Assistant Secretary



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[CORPORATE SEAL]


                                           SOUTHTRUST BANK, NATIONAL ASSOCIATION



                                           By:
                                              ----------------------------------
                                           Name:  John D. Buchanan
                                           Its:  Senior Vice President

ATTEST:


By:
   ---------------------------
Name:  William L. Prater
Its:  Assistant Secretary


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